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                                                                      Exhibit 21

                          MARSHALL & ILSLEY CORPORATION

                                  SUBSIDIARIES

                                February 28, 2001



Subsidiaries Organized in Wisconsin
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Customers Forever, LLC                     M&I Community State Bank
M&I Bank (Ashland)                         M&I First American Bank
M&I Bank (Superior)                        M&I Marshall & Ilsley Bank
M&I Bank of Eagle River                    M&I Merchants Bank
M&I Bank of LaCrosse                       M&I Mid-State Bank
M&I Bank of Mayville                       M&I Brokerage Services, Inc.
M&I Bank of Shawano                        M&I Dealer Finance, Inc.
M&I Bank of Southern Wisconsin             M&I First National Leasing Corp.
M&I Bank Fox Valley                        M&I Insurance Services, Inc.
M&I Bank Northeast                         M&I Investment Management Corp.
M&I Bank South                             M&I Mortgage Corp.
M&I Bank South Central                     M&I Support Services Corp.
M&I Central Bank & Trust                   Marshall & Ilsley Trust Company
M&I Central State Bank                     Metavante Corporation
M&I Citizens American Bank                 Richter-Schroeder Company, Inc.

Subsidiaries Incorporated in Arizona       Subsidiaries Organized in Delaware
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M&I Thunderbird Bank                       M&I Capital Markets Group L.L.C.
M&I Insurance Company of Arizona, Inc.     M&I Capital Trust A
M&I Marshall & Ilsley Trust Company of     M&I Northwoods I LLC
Arizona                                    M&I Northwoods II LLC
                                           M&I Ventures L.L.C.

Subsidiaries Incorporated in Florida
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Marshall & Ilsley Trust Company of Florida

Subsidiaries Incorporated in Nevada
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     The registrant has 66 subsidiaries which primarily hold, manage and service investment and mortgage portfolios.

Subsidiaries Incorporated in New           Subsidiaries Incorporated in Malaysia
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Hampshire
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M&I EastPoint Technology, Inc.             M&I Asia Pacific Sdn. Bhd.

Subsidiaries Incorporated in Vermont       Subsidiaries Organized Under the Laws
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                                           of the United States
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M&I Mortgage Reinsurance Corporation
                                           M&I Bank FSB
                                           M&I National Trust Company